Exhibit 12.1

Digital Realty Trust, Inc. and Subsidiaries

Statement of Computation of Ratios

(in thousands, except ratios)

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Income from continuing operations before noncontrolling interests	$264,782	$160,152	$216,047	$162,126	$105,412	$91,234	$67,918
Interest expense	143,403	116,758	157,108	149,350	137,384	88,442	63,621
Interest within rental expense (1)	6,313	2,435	3,410	2,847	2,604	2,633	2,619
Noncontrolling interests in consolidated joint ventures	480	437	444	324	288	(140)	(335)

Earnings available to cover fixed charges	$414,978	$279,782	$377,009	$314,647	$245,688	$182,169	$133,823
Fixed charges:
Interest expense	$143,403	$116,758	$157,108	$149,350	$137,384	$88,442	$63,621
Interest within rental expense (1)	6,313	2,435	3,410	2,847	2,604	2,633	2,619
Capitalized interest	18,842	13,623	21,456	17,905	10,241	9,196	18,351

	168,558	132,816	181,974	170,102	150,229	100,271	84,591
Preferred stock dividends	31,179	28,921	38,672	25,397	37,004	40,404	38,564

Fixed charges and preferred stock dividends	$199,737	$161,737	$220,646	$195,499	$187,233	$140,675	$123,155
Ratio of earnings to fixed charges	2.46	2.11	2.07	1.85	1.64	1.82	1.58
Ratio of earnings to fixed charges and preferred stock dividends	2.08	1.73	1.71	1.61	1.31	1.29	1.09

(1)	Interest within rental expense represents one-third of rental expense (the approximate portion of rental expense representing interest).

Digital Realty Trust, L.P. and Subsidiaries

Statement of Computation of Ratios

(in thousands, except ratios)

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Income from continuing operations before noncontrolling interests	$264,782	$160,152	$216,047	$162,126	$105,412	$91,234	$67,918
Interest expense	143,403	116,758	157,108	149,350	137,384	88,442	63,621
Interest within rental expense (1)	6,313	2,435	3,410	2,847	2,604	2,633	2,619
Noncontrolling interests in consolidated joint ventures	480	437	444	324	288	(140)	(335)

Earnings available to cover fixed charges	$414,978	$279,782	$377,009	$314,647	$245,688	$182,169	$133,823
Fixed charges:
Interest expense	$143,403	$116,758	$157,108	$149,350	$137,384	$88,442	$63,621
Interest within rental expense (1)	6,313	2,435	3,410	2,847	2,604	2,633	2,619
Capitalized interest	18,842	13,623	21,456	17,905	10,241	9,196	18,351

	168,558	132,816	181,974	170,102	150,229	100,271	84,591
Preferred unit distributions	31,179	28,921	38,672	25,397	37,004	40,404	38,564

Fixed charges and preferred unit distributions	$199,737	$161,737	$220,646	$195,499	$187,233	$140,675	$123,155
Ratio of earnings to fixed charges	2.46	2.11	2.07	1.85	1.64	1.82	1.58
Ratio of earnings to fixed charges and preferred unit distributions	2.08	1.73	1.71	1.61	1.31	1.29	1.09

(1)	Interest within rental expense represents one-third of rental expense (the approximate portion of rental expense representing interest).